UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2007

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	001-09781 (0-1052) (Commission File Number)	04-2170233 (I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

On May 1, 2007, Kathleen B. Allen agreed with Millipore Corporation (the “Company”) to step down as the Company’s Chief Financial Officer (principal financial officer), to be effective on August 15, 2007. After August 15, 2007, Ms. Allen will continue to serve the Company as a corporate vice president until February 18, 2008. A brief description of the terms and conditions of the agreement with Ms. Allen are as follows:

•	After August 15, 2007 until February 18, 2008, Ms. Allen will be expected to work part-time.

•

If Ms. Allen remains an employee of the Company through February 18, 2008, she will receive a Millipore Incentive Plan cash payment for 2007 at 55% of her base pay times the 2007 corporate multiplier, but she will not receive any further equity grants.

•	If she remains an employee of the Company through February 18, 2008, she will be paid an additional $100,000.

•	As her termination is voluntary, the Officer Severance Agreement between Ms. Allen and the Company will not apply to her termination.

A copy of the letter agreement addressing these matters is filed herewith as Exhibit 10.1.

(c)

On May 1, 2007, Charles F. Wagner, Jr., age 39, was appointed as the Chief Financial Officer (principal financial officer) of the Company, such appointment to be effective on August 15, 2007 concurrent with Ms. Allen’s transition. Effective on August 15, 2007, Mr. Wagner’s base salary will increase to $335,000. He will also be eligible to receive equity grants with an approximate cash value of $150,000, to be granted on or about August 15, 2007. All of the foregoing is subject to final approval by the Company’s Board of Directors.

A copy of the letter agreement addressing these matters is filed herewith as Exhibit 10.2.

Mr. Wagner has served as the Company’s Vice President, Strategy and Corporate Development since March 2003. Mr. Wagner joined the Company in December 2002 as Director of Strategic Planning and Business Development. Prior to joining the Company, Mr. Wagner served as a Manager (2001-2002) and Consultant (1998-2001) at Bain & Company.

There is no arrangement or understanding between Mr. Wagner and any other person pursuant to which Mr. Wagner was selected as an officer. There is no transaction involving Mr. Wagner that would be required to be reported under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On May 2, 2007, the Company issued a press release announcing that Kathleen B. Allen was stepping down as the Company’s Chief Financial Officer effective August 15, 2007, and that Charles F. Wagner, Jr. was appointed to be the Company’s Chief Financial Officer effective on August 15, 2007. The press release is attached herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
10.1	Letter Agreement with Kathleen B. Allen dated May 1, 2007

10.2	Letter Agreement with Charles F. Wagner, Jr. dated May 1, 2007

99.1	Press Release issued May 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/    Kathleen B. Allen

Kathleen B. Allen

Vice President and Chief Financial Officer

Date: May 2, 2007

EXHIBIT INDEX

Exhibit Number	Title
10.1	Letter Agreement with Kathleen B. Allen dated May 1, 2007

10.2	Letter Agreement with Charles F. Wagner, Jr. dated May 1, 2007

99.1	Press Release issued May 2, 2007